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As filed with the Securities and Exchange Commission on November 16, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Disposal Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	90-0875845 (I.R.S. Employer Identification Number)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(904) 737-7900
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael K. Slattery, Esq.
General Counsel
Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, Florida 32081
(904) 737-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Richard B. Alsop
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022-6069
(212) 848-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)

Common stock, par value $0.01 per share

(1)
An unspecified aggregate initial offering price or number of shares of common stock is being registered as may from time to time be offered at a currently unspecified price.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Advanced Disposal Services, Inc.

Common Stock

        This prospectus relates to the sale of shares of our common stock (the "common stock") by us or certain of our existing stockholders (the "selling stockholders").

        We or any selling stockholders may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We or any selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" for more information about how we or any selling stockholders may sell or dispose of their shares of common stock.

        This prospectus may not be used to offer to sell any shares of our common stock unless accompanied by a prospectus supplement. The prospectus supplement or a free writing prospectus may add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.

        Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "ADSW". The last reported sale price of the shares of our common stock on the NYSE on November 15, 2017, was $23.00 per share.

        You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

        Investing in our common stock involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement to read about factors you should consider before buying our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 16, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we or any selling stockholders may, from time to time, sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of the shares of our common stock that we or any selling stockholders may offer. This prospectus may be supplemented from time to time by one or more prospectus supplements. The prospectus supplement may add, update or change information contained in, or incorporated by reference to, this prospectus.

        We are responsible for the information contained in or incorporated by reference to this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholders have authorized anyone to provide you with additional or different information. We, and the selling stockholders, take no responsibility for, and can provide no assurances as to the reliability of, additional, different or inconsistent information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, shares of our common stock are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. You should assume the information appearing in this prospectus is accurate only as of the respective dates of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The registration statement, of which this prospectus is a part, contains more information than this prospectus regarding us and the matters discussed in this prospectus, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the SEC's website or at the SEC's offices as described below under the heading "Where You Can Find Additional Information." Statements in this prospectus and any applicable prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You should read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Except where the context requires otherwise, references in this prospectus to "Advanced Disposal," "Company," "we," "us," and "our" refer to Advanced Disposal Services, Inc., together with its consolidated subsidiaries. In this prospectus, when we refer to our fiscal years, we say "fiscal" and the year number, as in "fiscal 2016," which refers to our fiscal year ended December 31, 2016. Except where otherwise noted, statistical data of the Company is as of September 30, 2017.

 PROSPECTUS SUMMARY

        This summary highlights some of the information contained in, or incorporated by reference to, this prospectus. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus, including the documents incorporated by reference herein, the more detailed information regarding our Company and the common stock being sold in this offering, as well as our consolidated financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our common stock. Some of the statements in this prospectus constitute forward looking statements. See "Cautionary Statement Concerning Forward-Looking Statements."

        We are a leading integrated provider of non-hazardous solid waste collection, transfer, recycling and disposal services, operating primarily in secondary markets or under exclusive arrangements. We have a presence in 16 states across the Midwest, South and East regions of the United States, as well as in the Commonwealth of the Bahamas, serving approximately 2.8 million residential customers and over 200,000 commercial and industrial ("C&I") customers through our extensive network of 92 collection operations, 73 transfer stations, 22 owned or operated recycling facilities and 40 owned or operated active landfills.

        For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference to this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

        We were incorporated in 2012 in the state of Delaware. Our principal executive office is located at 90 Fort Wade Road, Ponte Vedra, Florida 32081. Our telephone number at that address is (904) 737-7900. Our corporate website address is www.advanceddisposal.com. Information on our website is deemed not to be a part of this prospectus and is not incorporated herein. Our stock began trading on the NYSE on October 6, 2016 under the symbol "ADSW".

RISK FACTORS

        Investment in our common stock involves risks. You should carefully consider the risk factors under the caption "Risk Factors" in our 2016 Form 10-K and our 2017 Q2 Form 10-Q, as well as any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, all of which are incorporated by reference to this prospectus, and all other information contained or incorporated by reference to this prospectus, including any prospectus supplement or free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC's website at www.sec.gov. Those filings are also available to the public on, or accessible through, our corporate website at www.advanceddisposal.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC's Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this prospectus (including all documents we so file after the date of this registration statement and prior to the effectiveness of this registration statement) and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), until we complete our offerings of the common stock registered under this registration statement:

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  Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017 (the "2016 Form 10-K").

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the SEC on May 5, 2017 (the "2017 Q1 Form 10-Q), August 4, 2017 (the "2017 Q2 Form 10-Q") and November 3, 2017 (the "2017 Q3 Form 10-Q"), respectively.

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  Current Reports on Form 8-K filed with the SEC on May 3, 2017, May 19, 2017, May 23, 2017, May 26, 2017 (as amended on June 19, 2017), June 19, 2017, August 8, 2017 and September 29, 2017.

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  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2017 (portions thereof incorporated by reference in Part III of the 2016 Form 10-K).

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  The description of our common stock contained in our Registration Statement on Form 8-A filed on October 5, 2016, including all amendments and reports filed for the purpose of updating such description.

        We will provide without charge to each person a copy of any and all of the documents referred to herein, who makes a written or oral request, by writing or calling us at the following address or telephone number:

Advanced Disposal Services, Inc.
90 Fort Wade Road
Ponte Vedra, FL 32081
Attention: Investor Relations
Telephone: +1 (904) 737-7900

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference "forward-looking statements" within the meaning of the U.S. federal securities laws. All statements other than statements of historical facts in this document, including, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities), are forward-looking statements. Many, but not all, of these statements can be found by looking for words like "expect," "anticipate," "goal," "project," "plan," "believe," "seek," "will," "may," "forecast," "estimate," "intend" and "future" and similar words. Statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Exchange Act. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.

        Examples of these risks, uncertainties and other factors include, but are not limited to:

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  our ability to achieve future profitability will depend on us executing our strategy and controlling costs;

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  future results may be impacted by the expiration of net operating losses (NOLs);

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  we operate in a highly competitive industry and the inability to compete effectively with larger and better capitalized companies and governmental service providers;

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  our results are vulnerable to economic conditions;

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  we may lose contracts through competitive bidding, early termination or governmental action;

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  some of our customers, including governmental entities, have suffered financial difficulties affecting their credit risk, which could negatively impact our operating results;

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  our financial and operating performance may be affected by the inability in some instances to renew or expand existing landfill permits or acquire new landfills. Further, the cost of operation and/or future construction of our existing landfills may become economically unfeasible causing us to abandon or cease operations;

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  we could be precluded from maintaining permits or entering into certain contracts if we are unable to obtain sufficient third-party financial assurance or adequate insurance coverage;

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  our accruals for our landfill site closure, post-closure and contamination related costs may be inadequate;

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  our cash flow may not be sufficient to finance our high level of capital expenditures;

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  our acquisitions, including our ability to integrate acquired businesses, or that the acquired businesses may have unexpected risks or liabilities;

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  the seasonal nature of our business and "event-driven" waste projects that could cause our results to fluctuate;

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  we may be subject in the normal course of business to judicial, administrative or other third-party proceedings that could interrupt or limit our operations, result in adverse judgments, settlements or fines and create negative publicity;

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  fuel supply and prices may fluctuate significantly and we may not be able to pass on cost increases to our customers;

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  fluctuations in the prices of commodities may adversely affect our financial condition, results of operations and cash flows;

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  increases in labor and disposal costs and related transportation costs could adversely impact our financial results;

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  efforts by labor unions could divert management attention and adversely affect operating results;

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  we depend significantly on the services of the members of our senior, regional and local management teams, and the departure of any of those persons could cause our operating results to suffer;

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  we are increasingly dependent on technology in our operations and, if our technology fails, our business could be adversely affected;

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  a cybersecurity incident could negatively impact our business and our relationships with customers;

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  operational and safety risks, including the risk of personal injury to employees and others;

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  we are subject to substantial governmental regulation and failure to comply with these requirements, as well as enforcement actions and litigation arising from an actual or perceived breach of such requirements, could subject us to fines, penalties and judgments, and impose limits on our ability to operate and expand;

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  our operations being subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities;

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  future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results;

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  fundamental change in the waste management industry as traditional waste streams are increasingly viewed as renewable resources and changes in laws and environmental policies may limit the items that enter the waste stream, any of which may adversely impact volumes and tipping fees at our landfills. Alternatives to landfill disposal may cause our revenues and operating results to decline;

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  risks associated with our substantial indebtedness and working capital deficit; and

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  risks associated with our ability to implement our growth strategy as and when planned.

        There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2016 Form 10-K, our 2017 Q1 Form 10-Q, our 2017 Q2 Form 10-Q and our 2017 Q3 Form 10-Q. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

        The forward-looking statements contained in this prospectus speak only as of the date of this prospectus. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

 USE OF PROCEEDS

        In the case of a sale of shares of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

 SELLING STOCKHOLDERS

        Information about the selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms and provisions of our capital stock, our certificate of incorporation and bylaws, and other rights of holders of our capital stock, including our Stockholders Agreement (as defined herein) as currently in effect. This description is not complete and may not contain all the information you should consider before investing in our capital stock. For more complete information, you should read our certificate of incorporation, bylaws, and the Stockholders Agreement, copies of which are incorporated by reference herein.

Authorized Capitalization

        Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

  Voting Rights

        Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director.

  Dividends

        Under our certificate of incorporation, subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Our senior secured credit facilities and the indenture governing our 5.625% senior notes due 2024 impose restrictions on our ability to declare dividends on our common stock.

  Preemptive Rights

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. In the event that we grant any preemptive rights with respect to our common stock to any person, Highstar Capital, BTG, and CPPIB, and their affiliates, as applicable, so long as they have the right to nominate a designee to our board, shall be entitled to preemptive rights no less favorable than those granted to such person.

  Redemption or Sinking Fund

        There are no redemption or sinking fund provisions applicable to the common stock.

  Liquidation or Dissolution

        In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        There are 100,000,000 shares of authorized preferred stock which, if issued, would have priority over the common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. Unless required by law or by the NYSE, our board of directors will have the authority without further stockholder authorization to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series. No shares of preferred stock are issued or outstanding as of the date of this prospectus.

Limitations on Directors' Liability

        Our certificate of incorporation and bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. We have entered into indemnification agreements with each of our directors which, in some cases, are broader than the specific indemnification provisions contained under Delaware law.

        In addition, as permitted by Delaware law, our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

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  any breach of his or her duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

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  the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

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  any transaction from which the director derived an improper personal benefit.

        This provision does not affect a director's liability under the federal securities laws.

        To the extent our directors, officers and controlling persons are indemnified under the provisions contained in our certificate of incorporation, our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Opportunity

        The Delaware General Corporation Law (the "DGCL") permits corporations to adopt provisions that renounce any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. In recognition that our directors and officers may serve as (i) directors, officers and/or employees of Highstar Capital, BTG or CPPIB and their respective affiliates or (ii) as directors, officers and/or employees of other businesses engaged in designing, developing, providing services to, managing, owning or investing in waste management companies ("Dual Role Persons"), our certificate of incorporation provides for the allocation of certain corporate opportunities between us and the Dual Role Persons. Specifically, none of the Dual Role Persons will have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that we do. In the event that a Dual Role Person acquires knowledge of a potential transaction or matter outside of his or her capacity as a director of Advanced Disposal which may be a corporate opportunity, we will not have any expectancy in such corporate opportunity, and the Dual Role Person will not have any duty to present such corporate opportunity to us and may pursue or acquire such corporate opportunity for himself/herself or direct such opportunity to another person. A corporate opportunity that a Dual Role Person acquires knowledge of will not belong to us unless the corporate opportunity at issue is expressly offered to such person solely in his or her capacity as a director or officer of ours. In addition, even if a business opportunity is presented to a Dual Role Person, the following corporate opportunities will not belong to us: (1) those we are not financially able, contractually permitted or legally able to undertake; (2) those not in our line of business; (3) those of no practical advantage to us; and (4) those in which we have no interest or reasonable expectancy.

Anti-Takeover Provisions

        In addition to the voting rights that Highstar Capital and its affiliates will have upon completion of this offering as a result of its ownership of our common stock, some provisions of Delaware law contain, and our certificate of incorporation and our bylaws described below contain, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, these provisions will also give our board of directors the power to discourage acquisitions that some stockholders may favor.

  Delaware Law

        We are governed by the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation's assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation's outstanding voting stock, unless:

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  the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock owned by directors who are also officers of the corporation; or

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  subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        A Delaware corporation may "opt out" of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaw Provisions

        Our certificate of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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  Number of Directors; Removal; Vacancies.  Our certificate of incorporation provides that the number of our directors can be increased or decreased by the board of directors without shareholder approval. Directors may only be removed for cause by a majority of shares entitled to vote. Vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office and not by the stockholders. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by removing directors and filling the resulting vacancies with its own nominees.

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  Classified Board of Directors.  Our board of directors is classified into three classes of approximately equal size, each of which will hold office for a staggered three-year term. The existence of a classified board of directors could delay a successful tender offer or from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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  Stockholder Action.  Our stockholders are not permitted to take action by written consent.

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  Special Meetings of Stockholders.  Our certificate of incorporation provides that a special meeting of stockholders may be called only by our board of directors by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

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  Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder's notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders. Under these provisions, a timely notice must be received at our principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year's annual meeting of stockholders, or in the case of a special meeting of the stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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  No Cumulative Voting.  The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation's certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not provide for cumulative voting.

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  Issuance of Undesignated Preferred Stock.  Our board of directors has the authority, without further action by the stockholders, to issue undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

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  Amendments.  Our board of directors has the power to make, alter, amend, change or repeal our bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office. Our certificate of incorporation provides that certain provisions in our certificate of incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two-thirds in voting power of all outstanding shares of stock of our company entitled to vote thereon, voting together as a single class, including the provisions providing for a classified board of directors (the election and term of our directors).

Stockholders Agreement

        In connection with our initial public offering, we entered into a stockholders agreement (the "Stockholders Agreement") with Highstar Capital, CPPIB and BTG. This agreement grants Highstar Capital the right to nominate to our board of directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our board of directors, at such time, as long as Highstar Capital and its affiliates beneficially own at least 50% of the shares of our common stock; (ii) at least 40% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 40% but less than 50% of the shares of our common stock; (iii) at least 30% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 30% but less than 40% of the shares of our common stock; (iv) at least 20% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 20% but less 30% of the shares of our common stock; and (v) at least 10% of the total number of directors comprising our board of directors at such time as long as Highstar Capital and its affiliates beneficially own at least 5% but less than 20% of the shares of our common stock. For purposes of calculating the number of directors that Highstar Capital is entitled to nominate pursuant to the formula outlined above, any fractional amounts would be rounded up to the nearest whole number (e.g., one and one quarter directors shall equate to two directors) and the calculation would be made on a pro forma basis after taking into account any increase in the size of our board of directors.

        This agreement also grants to each of CPPIB and BTG the right to nominate to our Board of Directors one designee, as long as CPPIB, and its affiliates, or BTG, and its affiliates, as applicable collectively beneficially own at least 5% of the outstanding shares of our common stock.

        In addition, in the event a vacancy on the board of directors is caused by the death, retirement or resignation of a Highstar Capital, CPPIB or BTG director-designee, Highstar Capital, CPPIB or BTG, or their affiliates, as applicable, to the fullest extent permitted by law, have the right to have the vacancy filled by a new director-designee of Highstar Capital, CPPIB or BTG, as applicable.

Listing

        Our common stock is listed on the NYSE under the symbol "ADSW".

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

PLAN OF DISTRIBUTION

        We or any selling stockholders may sell the shares directly to purchasers or to or through broker-dealers or agents in one or more transactions at any time at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or services or in the over-the-counter market. We or any selling stockholders may use any one or more of the following methods when selling shares:

  •
  a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by such broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

  •
  in privately negotiated transactions.

        We or any selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

  •
  enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of the shares, in which case such broker-dealer or other person may use the shares received from we or any selling stockholders to close out its short positions;

  •
  sell shares of common stock short and re-deliver shares offered by this prospectus to close out its short positions;

  •
  enter into options or other types of transactions that require we or any selling stockholder to deliver the shares to a broker-dealer, affiliate or third party, who will then resell or transfer the shares under this prospectus; or

  •
  loan or pledge the shares to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

        We or any selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

        We or any selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is an "underwriter" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation. In order to comply with certain states' securities laws, if applicable, the shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers.

        The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares offered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a supplement to this prospectus pursuant to the applicable rules promulgated under the Securities Act.

        There can be no assurance that any selling stockholder will sell any or all of the shares of common stock covered by this prospectus.

        We are required to pay all fees and expenses incident to the registration of the shares. We or any selling stockholders will bear the fees, discounts, concessions and commissions incurred by the selling stockholders in connection with resales of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, or the selling stockholders may be entitled to contribution. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.

        In certain circumstances, we may restrict or suspend offers and sales or other dispositions of the shares under the registration statement of which this prospectus forms a part after the date of this prospectus. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the registration statement of which this prospectus forms a part.

        We or any selling stockholders and any other person participating in the sale of the common stock will be subject to the rules of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by we and selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

        Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York.

 EXPERTS

        The consolidated financial statements of Advanced Disposal Services, Inc. appearing in Advanced Disposal Services, Inc.'s (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC Registration fee	$		*
FINRA Filing Fee		225,000
Legal Fees and Expenses			**
Accounting Fees and Expenses			**
Printing and Engraving Expenses			**
Transfer Agent and Registrar Fees			**
Miscellaneous			**

TOTAL	$		**

*
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of common stock offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement or in one or more Current Reports on Form 8-K.

Item 15.    Indemnification of Directors and Officers

        We are a Delaware corporation. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Further subsections of DGCL Section 145 provide that:

          (1)   to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith;

          (2)   the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

          (3)   the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        As used in this Item 15, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of us, and whether civil, criminal, administrative, investigative or otherwise.

        Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, we will indemnify any and all of our officers and directors. Our certificate of incorporation also relieves our directors from monetary damages to us or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

        We have purchased insurance policies which, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as our director or officer.

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification that is set forth in our certificate of incorporation and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer regarding which indemnification is sought.

Item 16.    Exhibits and Financial Statement Schedules

(a)
The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

(b)
Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or the notes thereto.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Document
1.1	*	Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. (Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K, file number 001-37904, filed with the Securities and Exchange Commission on October 12, 2016)
3.2
Amended and Restated Bylaws of Advanced Disposal Services, Inc. (Incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, file number 001-37904, filed with the Securities and Exchange Commission on October 12, 2016)
4.1
Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company's Amendment No. 3 to the Registration Statement on Form S-1, file number 333-206508, filed with the Securities and Exchange Commission on February 1, 2016)
5.1	**	Opinion of Shearman & Sterling LLP
23.1	**	Consent of Ernst & Young LLP
23.2	**	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)
24.1	**	Powers of Attorney (included on signature page of this Registration Statement)

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ponte Vedra, State of Florida, on November 16, 2017.

Advanced Disposal Services, Inc.
By:	/s/ RICHARD BURKE Richard Burke Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven R. Carn, Matthew Gunnelson, Michael K. Slattery, John Spegal, Jeffrey C. Everett and Richard Burke as such person's true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such person's substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD BURKE Richard Burke	Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2017
/s/ STEVEN R. CARN Steven R. Carn	Chief Financial Officer, Treasurer (Principal Financial Officer)	November 16, 2017
/s/ MATTHEW GUNNELSON Matthew Gunnelson	Chief Accounting Officer, Assistant Treasurer (Principal Accounting Officer)	November 16, 2017
/s/ JOHN MILLER John Miller	Director	November 16, 2017

Signature	Title	Date

/s/ BRET BUDENBENDER Bret Budenbender	Director	November 16, 2017
/s/ JARED PARKER Jared Parker	Director	November 16, 2017
/s/ MICHAEL KOEN Michael Koen	Director	November 16, 2017
/s/ B. CLYDE PRESLAR B. Clyde Preslar	Director	November 16, 2017
/s/ TANUJA M. DEHNE Tanuja M. Dehne	Director	November 16, 2017
/s/ E. RENAE CONLEY E. Renae Conley	Director	November 16, 2017
/s/ MICHAEL HOFFMAN Michael Hoffman	Director	November 16, 2017